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                                                                EXHIBIT h(68)(b)


                                 AMENDMENT NO. 1
                             PARTICIPATION AGREEMENT

         The Participation Agreement (the "Agreement"), dated February 26, 1999, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware Corporation, American General Life Insurance Company ("Life Company"), a Texas life insurance company and American General Securities Incorporated ("AGSI"), and collectively (the "Parties"), is hereby amended as follows. All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the agreement.

         WHEREAS, American General Distributors, Inc. ("AGDI") is a Delaware corporation and is registered as a broker-dealer under the 1934 Act and under any appropriate regulatory requirements of state law, and is a member in good standing of the NASD, and is an affiliate of AGSI and the Company;

         WHEREAS, the Life Company and AGDI have entered into a Distribution Agreement, dated November 1, 2000, which sets forth AGDI's duties as distributor of the Contracts and replace the Distribution Agreement between the Life Company and AGSI; and

         WHEREAS, AGSI desires that AGDI replace AGSI as a party to the Agreement.

         NOW THEREFORE, in consideration of their mutual promises, the parties agree as follows:

              Effective on the date of the Distribution Agreement between the Life Company and AGDI, indicated herein, AGDI will replace AGSI as a party to the Agreement. All the duties and responsibilities of AGSI shall become the duties and responsibilities of AGDI.

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date:        November 1, 2000


                                      AIM VARIABLE INSURANCE FUNDS

Attest: /s/ Nancy L. Martin           By:   /s/ Robert H. Graham
        --------------------                -----------------------------
Name:   Nancy L. Martin                     Name:   Robert H. Graham
Title:  Assistant Secretary                 Title:  President


(SEAL)



                                      AIM DISTRIBUTORS, INC.



Attest: /s/ Nancy L. Martin           By:   /s/ Michael J. Cerno
        --------------------                -----------------------------
Name:   Nancy L. Martin                     Name:   Michael J. Cerno
Title:  Assistant Secretary                 Title:  President


(SEAL)


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                                        AMERICAN GENERAL LIFE INSURANCE
                                        COMPANY

Attest:  /s/ Lauren W. Jones            By:   /s/ Don M. Ward
         --------------------------           ---------------------------------

Name:    Lauren W. Jones                Name: Don M. Ward
         --------------------------           ---------------------------------

Title:   Assistant Secretary            Title:Executive Vice President
         --------------------------           ---------------------------------


(SEAL)



                                            AMERICAN GENERAL DISTRIBUTORS, INC.



Attest:  /s/ Cheryl G. Hemley           By:   /s/ [Illeligible}
         --------------------------           ---------------------------------

Name:    Cheryl G. Hemley               Name: [Illeligible}
         --------------------------           ---------------------------------

Title:   Assistant Secretary            Title:Senior Vice President - Compliance
         --------------------------           ---------------------------------


(SEAL)



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